EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 13, 2010 (this “Security Agreement”), is made by and among ARYx THERAPEUTICS, INC., a Delaware corporation (“Grantor”), and the secured parties listed on the signature pages hereto (each, a “Secured Party” and, collectively, the “Secured Parties”).

RECITALS

A.                                    Each Secured Party has made and has agreed to make certain advances of money and to extend certain financial accommodations to Grantor, as evidenced by those certain Secured Promissory Notes of even date herewith executed by Grantor in favor of each Secured Party and such other Secured Promissory Notes which may be executed by Grantor in favor of each Secured Party after the date hereof (each, a “Note” and, collectively, the “Notes”), pursuant to that certain Note and Warrant Purchase Agreement dated August 13, 2010 by and between Grantor and the Secured Parties (the “Purchase Agreement”), such advances, future advances,  and financial accommodations being referred to herein as the “Loans.”

B.                                    The Secured Parties are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to the Secured Parties this Security Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce the Secured Parties to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1.                                      DEFINED TERMS.  When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Bankruptcy Code” means Title XI of the United States Code.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Event of Default” means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations; (ii) any breach by Grantor of any warranty, representation, or covenant set forth herein or in the Purchase Agreement; (iii) any “Event of Default” as defined in the Notes; (iv) if any material portion of Grantor’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $100,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; and/or (v) any default under (x) that certain Oxford Loan and Security Agreement No. 4521, dated as of March 28, 2005, by and between the Grantor and Lighthouse Capital Partners V, L.P., as amended, modified or supplement from time to time, (y) that certain Loan Agreement, dated as of December 31, 2008, by and between the Grantor and Oxford Financial Corporation as amended, modified or supplement from time to time and/or (z) any other agreement or obligation of Grantor involving any indebtedness in excess of $100,000.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Majority Holders” means each Secured Party, provided, that following any assignment of the Secured Obligations by any Secured Party, the Majority Holders shall mean any Secured Party or group of Secured Parties holding greater than fifty percent (50%) of the outstanding and unpaid principal under all Loans of all Secured Parties.

“Money” means a medium of exchange authorized or adopted by a domestic or foreign government and includes a monetary unit of account established by an intergovernmental organization or by agreement between two or more nations.

“Patent License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

“Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b)all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

“Permitted Indebtedness” has the meaning given it in the Purchase Agreement.

“Permitted Liens” means the Liens described on Schedule A.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pro Rata” means, as to any Secured Party at any time, the percentage equivalent at such time of such Secured Party’s aggregate unpaid principal amount of Loans, divided by the combined aggregate unpaid principal amount of all Loans of all Secured Parties.

“Secured Obligations” means (a) the obligation of Grantor to repay the Secured Parties all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans and (b) the obligation of Grantor to pay any fees, costs and expenses of Secured Party under the Notes, the Purchase Agreement or this Security Agreement.

“Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Trademark License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

“Trademarks” means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect, which in the case of Article 9 shall include and refer to Revised Article 9 from and after the date Revised Article 9 shall become effective in the State of California); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account” , “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, and “Supporting Obligations”.  Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

2.                                      GRANT OF SECURITY INTEREST.  As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Parties to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Parties, and hereby grants to the Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the “Collateral”):

(a)                                  All Accounts of Grantor;

(b)                                  All Chattel Paper of Grantor;

(c)                                  All Commercial Tort Claims of Grantor;

(d)                                  All Commodity Accounts of Grantor;

(e)                                  All Contracts of Grantor;

(f)                                    All Deposit Accounts of Grantor;

(g)                                 All Documents of Grantor;

(h)                                 All General Intangibles of Grantor, including, without limitation, Intellectual Property;

(i)                                    All Goods of Grantor, including, without limitation, Equipment, Inventory, and Fixtures;

(j)                                    All Instruments of Grantor, including, without limitation, Promissory Notes;

(k)                                All Investment Property of Grantor;

(l)                                    All Letter-of Credit Rights of Grantor;

(m)                              All Money of Grantor;

(n)                                 All Securities Accounts of Grantor;

(o)                                  All Supporting Obligations of Grantor;

(p)                                  All property of Grantor held by any Secured Party, or any other party for whom any Secured Party is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to any Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

(q)                                  All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

(r)                                  To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include:  (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (b) any Account, Chattel Paper, General Intangible or Promissory Note in which Grantor has any right, title or interest if and to the extent such Account, Chattel Paper, General Intangible or Promissory Note includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account, Chattel Paper, General Intangible or Promissory Note to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account, Chattel Paper, General Intangible or Promissory Note or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407 or 9-408 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account, Chattel Paper, General Intangible or Promissory Note as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect any Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Account, Chattel Paper, General Intangible or Promissory Note and in any such monies and other proceeds of such Account, Chattel Paper, General Intangible or Promissory Note.

If Grantor shall at any time acquire a Commercial Tort Claim, Grantor shall immediately notify Secured Party in a writing signed by Grantor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

3.                                      REPRESENTATIONS AND WARRANTIES.  Grantor hereby represents and warrants to the Secured Parties that:

(a)                                  The representations and warranties in Section 4 of the Purchase Agreement are true and correct and incorporated herein by reference.

(b)                                  Except for the security interest granted to the Secured Parties under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.

(c)                                  No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of the Secured Parties pursuant to this Security Agreement and except for Permitted Liens.

(d)                                  This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights.

4.                                      COVENANTS.  Unless the Majority Holders otherwise consent (which consent shall not be unreasonably withheld), Grantor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full and any commitment of Secured Party to make Loans to Grantor has expired or terminated:

4.1                               Change of Jurisdiction of Organization, Relocation of Business.  Grantor shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to the Secured Parties pursuant to Section 4(d) above without at least ten (10) days prior notice to the Secured Parties.  All Collateral shall be located at the locations specified on Schedule B unless prior written notice is provided to the Secured Parties.

4.2                               Limitation on Liens on Collateral.  Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to the Secured Parties under this Security Agreement.

4.3                               Insurance.  Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor and shall deliver to the Secured Parties insurance certificates evidencing such policies and naming each Secured Party as loss payees and additional insureds.

4.4                               Taxes, Assessments, Etc.  Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Goods, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

4.5                               Inspection Right.  Grantor shall, at Grantor’s expense, permit any representative that a Secured Party authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Grantor at reasonable times and upon reasonable notice during normal business hours, provided, that such an inspection shall occur no more than once a calendar year unless an Event of Default has occurred or is continuing.

4.6                               Indebtedness.  Grantor shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

4.7                               Distributions; Investments.  Grantor shall not (a) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; or (b) directly or indirectly acquire or own any Person, or make any Investment in any Person.

4.8                               Transfers.  Grantor shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of their assets except on commercially reasonable terms.

4.9                               Financial Statements and Reports.  If Grantor is no longer subject to Securities Exchange Commission reporting obligations under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and/or Grantor has not complied with such reporting obligations, Grantor agrees to deliver, (i) no later than thirty (30) days after the last day of each month, financial statements (balance sheet, income statement and statement of cash flows) prepared under GAAP, consistently applied, (ii) no later than ninety (90) days after the last day of Grantor’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm and, (iii) as and when delivered, reports and other financial materials provided to any other lender.

4.10                        Further Assurances.  At any time and from time to time, upon the written request of a Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as a Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (b) at a Secured Party’s reasonable request, filing or cooperating with the Secured Parties in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, (c) at a Secured Party’s reasonable request, placing the interest of the Secured Parties as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (d) executing and delivering and using commercially reasonable efforts to cause the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to any Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor has any right or interest and (e) at a Secured Party’s reasonable request, using commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located.  Grantor also hereby authorizes the Secured Parties to file any such financing or continuation statement without the signature of Grantor.  Grantor hereby irrevocably appoints each Secured Party as its lawful attorney-in-fact to effect the rights granted in the Loan Documents including, without limitation, this Section 4.10 and Section 5.

5.                                      RIGHTS AND REMEDIES UPON DEFAULT.  If an Event of Default shall have occurred and while such Event of Default is continuing:

(a)                                  A Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Notes or the Purchase Agreement all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event a Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any Secured Party’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk.  Grantor further agrees, at a Secured Party’s request, to assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at Grantor’s premises or elsewhere.

(b)                                  Grantor also agrees to pay all fees, costs and expenses of the Secured Parties, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c)                                  Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)                                  The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Parties in the following order of priorities:

FIRST, to each Secured Party in an amount sufficient to pay in full the costs of such Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, including, without limitation, attorneys’ fees;

SECOND, to the Secured Parties in amounts proportional to the Pro Rata share of the then unpaid Secured Obligations of each Secured Party; and

FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

(e)                                  The costs of enforcing or pursuing any right or remedy hereunder, including without limitation any repossession, sale, possession and management (including, without limitation, reasonable attorneys’ fees), and distribution shall be borne Pro Rata by the Secured Parties until reimbursement by Grantor.  Each Secured Party shall reimburse the other Secured Parties, as applicable, for its Pro Rata share of all such costs promptly upon demand.

6.                                      [RESERVED.].

7.                                      UNEQUAL PAYMENT BY GRANTOR.  Each Secured Party agrees that if it shall obtain or receive under the Notes or by applicable law, including, but not limited to any right of set-off, any secured claim under Section 506 of the Bankruptcy Code or any other security or interest, any payment or payments greater than its Pro Rata share of all Loans, as measured immediately prior to the receipt of such payment or payments, then (a) such Secured Party shall hold such amounts in trust for the other Secured Parties and promptly purchase at par (and shall be deemed to have thereupon purchased) from other Secured Parties, a participation in the Loans of such other Secured Parties, so that each Secured

Party shall have received payments in proportion to its Pro Rata share immediately prior to such transactions and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Secured Parties share the benefits of such payment on a Pro Rata basis.  The term “Loan” as used in this paragraph shall include accrued interest thereon.

8.                                      INDEMNITY.  Grantor agrees to defend, indemnify and hold harmless the Secured Parties and their officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and the other Loan Documents, and (b) all losses or expenses in any way suffered, incurred, or paid by any Secured Party as a result of or in any way arising out of, following or consequential to transactions between any Secured Party and Grantor, whether under this Security Agreement, the other Loan Documents or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of such Secured Party’s gross negligence or willful misconduct.

9.                                      REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.                               COLLATERAL AGENT.  If each Secured Party is unable to perfect a security interest in any of the Collateral including, without limitation, control over deposit accounts and securities accounts and/or possession of certain property, each of the Secured Parties hereby appoints Ayer, and Ayer agrees to act as their agent with respect to such Collateral for perfection by possession or exercise of control and to promptly perform written instructions received from such other Secured Parties with respect to such Collateral that are reasonably necessary to undertake any remedies permitted by Section 5

11.                               MISCELLANEOUS.

11.1                        Waivers; Modifications.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and the Majority Holders and all such waivers and amendments shall be at Grantor’s expense.  Each Secured Party acknowledges that because this Security Agreement may be amended with the consent of the Majority Holders, each Secured Party’s rights hereunder may be amended or waived without such Secured Party’s consent.  Notwithstanding the foregoing, the consent of each Secured Party shall be necessary (i) to amend the definition of Collateral and (ii) as otherwise specified in Section 7.8 of the Purchase Agreement.

11.2                        Termination of this Security Agreement.  Subject to Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

11.3                        Successor and Assigns.  This Security Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Grantor may not assign this Security Agreement, the Notes or the Purchase Agreement or any rights or obligations thereunder without each Secured Party’s prior written consent (which may be granted or withheld in the Secured Parties’ discretion).  Each

Secured Party has the right, without the consent of or notice to Grantor, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Secured Party’s obligations, rights, and benefits under this Security Agreement, the Notes, the Purchase Agreement and the other Loan Documents.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Secured Parties hereunder.

11.4                        Counterparts.  This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.5                        Severability of Provisions.  Each provision of this Security Agreement is severable from every other provision in determining the enforceability of any provision.

11.6                        Governing Law.  In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR	ARYx THERAPEUTICS, INC.

6300 Dumbarton Circle	By:	/s/ Paul Goddard

Fremont, California 94555	Printed Name:	Paul Goddard, Ph.D.

	Title:	Chairman and Chief Executive Officer

TAXPAYER IDENTIFICATION NUMBER OF GRANTOR	JURISDICTION OF ORGANIZATION OF GRANTOR

77-0456039	Delaware

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURITY AGREEMENT

ACCEPTED AND ACKNOWLEDGED BY:

AYER CAPITAL PARTNERS MASTER FUND, L.P.

By: Ayer Capital Partners, LLC, its general partner

By:	/s/ Jay Venkatesan

Print Name:	Jay Venkatesan

Title:	Managing Member

Address:	Ayer Capital Management, L.P.
Attn: Jay Venkatesan
230 California Street, Suite 600
San Francisco, CA 94123
fax: (415) 651-9005

AYER CAPITAL PARTNERS KESTREL FUND, L.P.

By: Ayer Kestrel Partners, LLC, its general partner

By:	/s/ Jay Venkatesan

Print Name:	Jay Venkatesan

Title:	Managing Member

Address:	Ayer Capital Management, L.P.
Attn: Jay Venkatesan
230 California Street, Suite 600
San Francisco, CA 94123
fax: (415) 651-9005

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURITY AGREEMENT

ACCEPTED AND ACKNOWLEDGED BY:

MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas Simon III

Print Name:	Nicholas Simon III

Title:	Series A Member

Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas Simon III

Print Name:	Nicholas Simon III

Title:	Series A Member

Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its capacity as Managing Limited Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas Simon III

Print Name:	Nicholas Simon III

Title:	Series A Member

Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURITY AGREEMENT

ACCEPTED AND ACKNOWLEDGED BY:

MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Nicholas Simon III

Print Name:	Nicholas Simon III

Title:	Series A Member

Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

MPM ASSET MANAGEMENT INVESTORS 2002 BVIII LLC

By:	/s/ Nicholas Simon III

Print Name:	Nicholas Simon III

Title:	Manager

Address:	200 Clarendon Street, 54th Floor
Boston, MA 02116

SIGNATURE PAGE TO ARYx THERAPEUTICS, INC.

SECURITY AGREEMENT

SCHEDULE A

LIENS EXISTING ON THE DATE OF THIS SECURITY AGREEMENT

Liens granted pursuant to that certain Loan and Security Agreement No. 4521, dated March 28, 2005, by and between the Grantor and Lighthouse Capital Partners V, L.P., as amended.

Liens granted pursuant to that certain Loan Agreement, dated December 31, 2008, by and between the Grantor and Oxford Financial Corporation.

Lien granted pursuant to this Security Agreement.

Liens on equipment financed in accordance with subsection (b) of the definition of Permitted Indebtedness.

SCHEDULE B

COLLATERAL LOCATIONS

6300 Dumbarton Circle, Fremont, CA 94555